Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”), dated as of November 11, 2009, is made by and between Lloyd I. Miller, III (the “Stockholder”), and Churchill Downs Incorporated, a Kentucky corporation (“Parent”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Tomahawk Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Tomahawk Merger LLC, a single member Delaware limited liability company and wholly owned subsidiary of Parent (“Merger LLC”) and Youbet.com, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (for purposes of this definition, substantially in the form provided to the Stockholder prior to the Stockholder’s execution hereof and as may hereafter be amended in a manner not materially adverse to the Stockholder (provided that any reduction in the Exchange Ratio or reduction in the Per Share Cash Consideration payable in the Merger to the Stockholder shall be deemed an amendment materially adverse to the Stockholder), the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation, and as soon as reasonably practicable thereafter, the Surviving Corporation will merge with and into Merger LLC, upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, as of the date hereof, the Stockholder owns, beneficially or of record, or has complete investment authority over, and has (or upon exercise or exchange of a convertible security will have), except as set forth on Schedule A hereto, the power to vote and dispose of the number of shares of Company Common Stock set forth on Schedule A hereto (the “Owned Shares” and, together with any securities issued or exchanged with respect to such shares of Company Common Stock during the term of this Agreement upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company’s capital structure or securities of which such Stockholder acquires beneficial or record ownership after the date hereof and prior to the termination hereof, whether by purchase, acquisition or upon exercise of options, warrants, conversion of other convertible securities or otherwise, collectively referred to herein as, the “Covered Shares”);

WHEREAS, as of the date hereof, the Stockholder acts as an investment adviser with respect to the number of shares of Company Common Stock set forth on Schedule A hereto (the “Additional Shares” and, together with any securities issued or exchanged with respect to such shares of Company Common Stock during the term of this Agreement upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company’s capital structure or securities with respect to which such Stockholder acquires beneficial or record ownership after the date hereof and prior to the termination hereof, whether by purchase, acquisition or upon exercise of options, warrants, conversion of other convertible securities or otherwise, collectively referred to herein as, the “Additional Covered Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement with respect to the Covered Shares and certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
VOTING AGREEMENT

Section 1.1                      Voting Agreement.  The Stockholder hereby irrevocably and unconditionally covenants and agrees that during the Voting Period (as defined below), at any meeting of the stockholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof or in any other circumstances (including an action by written consent) upon which a vote or other approval is sought with respect to any of the matters referred to in clause (ii) below, the Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for the purpose of establishing a quorum, and (ii) vote (or cause to be voted) in person or by proxy the Covered Shares as to which the Stockholder controls the right to vote (A) in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (B) in favor of the approval of any other matter to be approved by the stockholders of the Company in connection with the Merger, the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (C) against any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, sale or transfer of all or substantially all of the assets or securities of the Company and any of its subsidiaries (other than pursuant to the Merger) or any other Alternative Transaction, (D) against any amendment of the Company’s certificate of incorporation or by-laws other than as permitted by the Merger Agreement, (E) in a manner that is not inconsistent with the publicly stated position or recommendation of Parent (but only to the extent Parent publicly states a position or recommendation) with respect to any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Company Stockholder Approval, the Merger or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company’s capital stock, and (F) against any extraordinary dividend, distribution or recapitalization by the Company or change in the capital structure of the Company (other than pursuant to or as permitted by the Merger Agreement).  With respect to the Additional Covered Shares, the Stockholder agrees to take commercially reasonable efforts, consistent with his duties and responsibilities as an investment advisor and otherwise consistent with applicable Law, to recommend to the trustee that the trustee take the actions specified in clauses (i) and (ii) of the preceding sentence.  For the purposes of this Agreement, “Voting Period” shall mean the period commencing on the date hereof and ending immediately prior to any termination of this Agreement in accordance with its terms pursuant to Section 5.1 hereof.  The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

Section 1.2                      Grant of Proxy.  In order to secure the performance of Stockholder’s obligations under this Agreement, the Stockholder hereby revokes any and all previous proxies granted with respect to the Covered Shares and irrevocably grants to, and appoints, Parent and each executive officer of Parent, and any other individual designated in writing by Parent, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to be counted as present, vote, express consent or dissent or otherwise to act on behalf of such Stockholder with respect to the Covered Shares in the manner contemplated by Section 1.1 during the Voting Period.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.  The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement.  Except as provided for in the last sentence of this Section 1.2, the Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof.  Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement without any notice or other action by any person.

Section 1.3                      Waiver of Appraisal Rights.  The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal, dissenters’ rights or similar rights that such Stockholder may have in connection with the Merger.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to each Stockholder as follows:

Section 2.1                      Valid Existence.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky and has the requisite corporate power and authority to carry on its business as it is now being conducted.

Section 2.2                      Authority Relative to This Agreement.  Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming the due execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3                      No Conflicts.

(a)           The execution and delivery of this Agreement by Parent does not, and the performance of Parent’s obligations under this Agreement and the consummation by Parent of the transactions contemplated hereby will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of Parent’s properties or assets, (ii) contravene or conflict with the articles of incorporation or the bylaws of Parent or (iii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of an Encumbrance under, any of the terms, conditions or provisions of any contract, note, lease, mortgage, indenture, license or other instrument to which Parent is a party, except for conflicts, violations, breaches or defaults that would not impair the ability of Parent to perform its obligations hereunder or prevent or delay the consummation of the transactions contemplated by this Agreement.

(b)           Except for the applicable requirements of the Exchange Act, no filing or notification with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals, or to make such filings or notifications, would not impair the ability of Parent to perform its obligations hereunder.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

Section 3.1                      Authority Relative To This Agreement.  If the Stockholder is a natural person, the Stockholder has the capacity to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  If the Stockholder is other than a natural person, the Stockholder (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.2                      No Conflicts.

(a)           The execution and delivery of this Agreement by the Stockholder do not, and the performance of the Stockholder’s obligations under this Agreement and the consummation by the Stockholder of the transactions contemplated hereby will not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder, the Covered Shares or any of the Stockholder’s properties or assets, (ii) if such Stockholder is other than a natural person, contravene or conflict with the certificate of incorporation or the bylaws or other organizational documents of such Stockholder or (iii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of an Encumbrance under, any of the terms, conditions or provisions of any contract, note, lease, mortgage, indenture, license or other instrument to which the Stockholder is a party, except for conflicts, violations, breaches or defaults that would not impair the ability of the Stockholder to perform such Stockholder’s obligations hereunder or prevent or delay the consummation of the transactions contemplated by this Agreement.

(b)           Except for the applicable requirements of the Exchange Act, no filing or notification with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution and delivery of this Agreement, except where the failure to obtain such permits, authorizations, consents or approvals, or to make such filings or notifications, would not impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder.

Section 3.3                      Ownership Of Shares.  As of the date hereof, except as set forth in Schedule A hereto, the Stockholder has good and valid and marketable title to and is the record or beneficial owner of the Owned Shares set forth opposite the Stockholder’s name on Schedule A hereto free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances, restrictions or arrangements whatsoever with respect to the ownership, transfer or other voting of the Owned Shares.  Except as set forth in Schedule A hereto, the Stockholder has full and unrestricted power to dispose of and vote all of, and has not granted any proxy inconsistent with this Agreement that is still effective with respect to, the Owned Shares.  The Stockholder does not own, beneficially or of record, any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than the Covered Shares.  As of the date hereof, no proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Covered Shares.

Section 3.4                      Stockholder Has Adequate Information.  The Stockholder is a sophisticated investor with respect to the Covered Shares and has independently and without reliance upon Parent and based on such information as the Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.  The Stockholder acknowledges that Parent has not made nor makes to the Stockholder any representation or warranty, whether express or implied, of any kind or character in connection with this Agreement except as expressly set forth in this Agreement.

Section 3.5                      No Setoff.  To the knowledge of the Stockholder, there are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Covered Shares or affect the validity or enforceability of this Agreement.

Section 3.6                      Finder’s Fees.  Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

Section 3.7                      No Other Representations or Warranties.  Except for the representations and warranties expressly contained in this Article III, the Stockholder makes no express or implied representation or warranty with respect to such Stockholder, the Covered Shares, or otherwise.

ARTICLE IV.
COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees as follows:

Section 4.1                      No Transfer.

(a)           Other than pursuant to the terms of this Agreement or the Merger Agreement, without the prior written consent of Parent or as otherwise provided in this Agreement, during the term of this Agreement, the Stockholder hereby agrees to not, directly or indirectly, (i) grant any proxies, options, rights of first offer or refusal or power of attorney or enter into any voting trust or other agreement or arrangement with respect to, or restricting the voting of, any Covered Shares, (ii) enter into a swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Covered Shares or (iii) sell, pledge, assign, transfer, tender, exchange, offer, encumber or otherwise dispose of (including by merger or consolidation), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, tender, exchange, offer, encumbrance or other disposition of (including by merger or consolidation) (each, a “Transfer”), any Covered Shares.  Any action taken or attempted to be taken in violation of the preceding sentence will be null and void.  The Stockholder further agrees to authorize and request Parent and the Company to notify the Company’s transfer agent that there is a stop transfer order consistent herewith with respect to the Covered Shares and that this Agreement places limits on the voting of the Covered Shares.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Stockholder may Transfer any or all of the Covered Shares (i) by will, or by operation of law, in which case this Agreement shall, to the extent permitted by Law, bind the transferee, or (ii) to affiliates, trusts and charitable organizations, so long as the transferee, prior to such Transfer executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer) and agrees to be bound by its terms.

(b)           The Stockholder hereby covenants and agrees that for a period of 90 days following the Effective Time (the “Lock-Up Period”), such Stockholder shall not Transfer or consent to any Transfer of, any shares of Parent Common Stock received by such Stockholder in the Merger with respect to the Covered Shares, or any interest therein, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any shares of Parent Common Stock received by such Stockholder in the Merger with respect to the Covered Shares or any interest therein to any Person (other than Parent); provided, however, that the Stockholder may participate during the Lock-Up Period with respect to its shares of Parent Common Stock in any merger, tender offer or other business combination or other transaction, in each case, which the Board of Directors of Parent has recommended to Parent’s stockholders; provided, further, that after the Effective Time and during the Lock-Up Period, the Stockholder may Transfer any or all of the shares of Parent Common Stock received by such Stockholder in the Merger with respect to the Covered Shares (i) by will, or by operation of law, in which case this Section 4.1(b) shall, to the extent permitted by Law, bind the transferee until the expiration of the Lock-Up Period, or (ii) to affiliates, trusts and charitable organizations, so long as the transferee, prior to such Transfer executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such Transfer) and agrees to be bound by its terms (including this Section 4.1(b)).  The Stockholder hereby agrees that, in order to ensure compliance with the restrictions referred to herein, Parent may issue appropriate stop transfer instructions to its transfer agent in respect of the Stockholder’s Parent Common Stock.  Parent agrees that it will cause any stop transfer instructions imposed pursuant to this Section 4.1(b) to be lifted, and any legended certificates of Parent Common Stock delivered to the Stockholder pursuant to the Merger Agreement to be replaced with certificates not bearing such legend, promptly following the termination of the Lock-Up Period. The restrictions on transfer provided in this Section 4.1(b) shall be in addition to any restrictions on transfer of the Parent Common Stock imposed by any applicable Laws.

Section 4.2                      Public Announcement.  The Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein, in such Stockholder’s capacity as a stockholder of the Company, except as may be required by applicable Law.  The Stockholder hereby consents to disclosure in the Registration Statement and the Proxy Statement (including all documents and schedules filed with the SEC) and press releases with respect to the Merger in accordance with the Merger Agreement, of the identity of the Stockholder and ownership of the Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement.

Section 4.3                      Additional Shares.  The Stockholder shall promptly notify Parent of the number of any new Covered Shares acquired by the Stockholder, if any, after the date hereof.  Any such shares shall be automatically subject to the terms of this Agreement as though owned by the Stockholder on the date hereof.

Section 4.4                      No Restraint on Officer or Director Action; Etc.  Notwithstanding anything to the contrary herein, Parent hereby acknowledges and agrees that no provision in this Agreement shall limit or otherwise restrict the Stockholder with respect to any act or omission that the Stockholder may undertake or authorize in such Stockholder’s capacity as a director or officer of the Company or any subsidiary thereof, including any vote that such individual may make as a director of the Company with respect to any matter presented to the Company’s board of directors.  The Stockholder has executed this Agreement solely in such Stockholder’s capacity as the record and/or beneficial owner of the Covered Shares and no action taken by the Stockholder in such Stockholder’s capacity as a director or officer of the Company or any subsidiary thereof shall be deemed to constitute a breach of any provision of this Agreement.

Section 4.5                      Other Obligations.  From and after the date of this Agreement until the termination hereof in accordance with its terms pursuant to Section 5.1 hereof, the Stockholder agrees (a) not to, and to cause any investment banker, attorney or other advisor or representative of such Stockholder not to, directly or indirectly, solicit, initiate, knowingly encourage or facilitate, or furnish or disclose non-public information relating to the Company in furtherance of, any inquiries or the making of any Alternative Proposal, or negotiate, explore or otherwise engage in discussions with any Person with respect to any Alternative Transaction, or approve, endorse or recommend any Alternative Transaction, or enter into any agreement, arrangement or understanding with respect to any Alternative Transaction and (b) not to take any action which makes, or would reasonably be expected to make, any representation or warranty of such Stockholder herein untrue or incorrect in a material respect.  The Stockholder shall notify Parent promptly of any such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, the Stockholder or, to the Stockholder’s knowledge, any of its representatives, indicating the name of such Person and providing to Parent a summary of the material terms of such proposal or offer for an Alternative Transaction.  Notwithstanding the foregoing, the Stockholder shall be permitted to engage in discussions or negotiations with, or furnish or disclose non-public information relating to the Company to, any Person or group of related Persons that has made an Alternative Proposal if, and only to the extent that, the Company is permitted under Section 4.3(b) of the Merger Agreement to engage in discussions or negotiations with, or to furnish or disclose non-public information to, such Person or group of related Persons.

ARTICLE V.
MISCELLANEOUS

Section 5.1                      Termination.  This Agreement and all of its provisions shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) written notice of termination of this Agreement by Parent to the Stockholder or (iv) any amendment or modification to the Merger Agreement that results in a reduction in the Exchange Ratio or a reduction in the Per Share Cash Consideration or any other amendment or modification of the Merger Agreement that is in any manner materially adverse to the Stockholder (such date of termination, the “Termination Date”), except that the provisions of Section 4.1(b) and Article V shall survive any such termination of this Agreement; provided, that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

Section 5.2                      Survival of Representations and Warranties.  The respective representations and warranties of the Stockholder and Parent contained herein shall not be deemed waived or otherwise affected by any investigation made by the other party hereto.  The representations and warranties contained herein shall expire with, and be terminated and extinguished upon, consummation of the Merger or termination of this Agreement pursuant to Section 5.1, and thereafter no party hereto shall be under any liability whatsoever with respect to any such representation or warranty.

Section 5.3                      Fees And Expenses.  Except as otherwise provided herein or as set forth in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.4                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent:

Churchill Downs Incorporated
700 Central Avenue
Louisville, Kentucky 40208
Telecopy: (502) 636-4548
Attention: General Counsel

with copies to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois  60603
Telecopy:  (312) 853-7036
Attention:   Brian J. Fahrney
                    Matthew G. McQueen

if to the Stockholder:

At the address and facsimile number, and with copies, as set forth on Schedule A hereto.

Additionally, any notice delivered to any party hereto shall also be given to the Company in accordance with this Section 5.4 at:

Youbet.com, Inc.
2600 West Olive Avenue, 5th Floor
Burbank, CA 91505
Telecopy:  (818) 668-2101
Attention: General Counsel

with copies to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telecopy:  (312) 862-2200
Attention:   Jon A. Ballis, P.C.
                     James S. Rowe
                    Theodore A. Peto

Section 5.5                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 5.6                      Entire Agreement; Assignment.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights and obligations hereunder to an affiliate; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 5.7                      Amendment.  This Agreement may be amended by the parties at any time prior to the Effective Time.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 5.8                      Waiver.  At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and/or (iii) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.9                      Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  However, if after the execution hereof and before the Termination Date the Stockholder should die or become incapacitated, this Agreement shall be binding on the Stockholder’s estate or other legal representative.

Section 5.10                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.11                   Specific Performance; Submission To Jurisdiction.  (a) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state and federal courts located within the State of Delaware).  The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state and federal courts located within the State of Delaware).  Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.11, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Parent and the Stockholder hereby consent to service being made through the notice procedures set forth in Section 5.4 and agree that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 5.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11(b).

Section 5.12                   Other Voting Agreements.  Parent represents and warrants to the Stockholder that each of the voting agreements that Parent is entering into with each of the Company’s directors (the “Company Director Voting Agreements”) and other stockholders of the Company in connection with the Merger Agreement (collectively with the Company Director Voting Agreements, the “Other Voting Agreements”) are substantially in the form of this Agreement, with the exception of (i) Section 4.5, which is not included in the Company Director Voting Agreements, (ii) the information set forth on Schedule A of each of the Other Voting Agreements, and (iii) the third recital and penultimate sentence of Section 1.1 of this Agreement, each of which are only included in this Agreement and not any of the Other Voting Agreements.  Parent further agrees that it will not make any amendment or modification to, or waive any provision of, any of the Other Voting Agreements without offering to also make such amendment, modification or waiver to this Agreement.

Section 5.13                   Interpretation.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.   The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 5.14                   Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (which may be effected by facsimile or other electronic transmission).

Section 5.15                   Further Assurances.  From time to time, at the request of another party and without further consideration, each party hereto shall take such reasonable further action as may be reasonably necessary to confirm and assure the rights and obligations set forth in this Agreement or to consummate and make effective the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed on the date hereof.

CHURCHILL DOWNS INCORPORATED

By:	/s/ William Carstanjen
Name: William Carstanjen
Title: Chief Operating Officer

/s/ Lloyd I. Miller, III
Name: Lloyd I. Miller, III

Schedule A

Covered Shares:

Name and Contact Information for Stockholder	Shares of Common Stock	Securities Convertible or Exercisable or Exchangeable for Common Stock
Lloyd I. Miller, III 4550 Gordon Drive Naples, Florida 34102	3,411,0481	0

Additional Covered Shares:

Trust A-4   -   2,518,583 Shares of Common Stock

Pursuant to Section 3.3, please note below any exceptions to title over the Owned Shares or the Additional Shares, including pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or other voting of the Owned Shares or the Additional Shares:

Lloyd I. Miller, III is the manager of Milfam LLC, an Ohio limited liability company established pursuant to the Operating Agreement of Milfam LLC, dated as of December 10, 1996.  Milfam LLC is the general partner of Milfam I L.P. and Milfam II L.P., Georgia limited partnerships established pursuant to limited partnership agreements for each of Milfam I L.P. and Milfam II L.P., each dated December 11, 1996.  As manager of a limited liability company that is the general partner of the limited partnerships, Miller has sole voting and dispositive power with respect to the shares held by Milfam I L.P. and Milfam II L.P., subject to standards of conduct under the limited partnership agreements and limitations on the actions of the general partner under applicable law.

Miller is an investment advisor to the trustee of Trust A-4.  Trust A-4 was created pursuant to a Declaratory Judgment, signed in Hamilton County, Ohio, on October 27, 1992. Trust A was created pursuant to an Amended and Restated Trust Agreement, dated September 20, 1983 (the “Trust Agreement”).  Miller was named as the advisor to PNC Bank, Ohio, N.A., the trustee named in the Trust Agreement. Miller has shared voting power with respect to  the Additional Shares as an investment advisor to the trustee of Trust A-4.

1 While Mr. Miller beneficially owns all 3,411,048 shares, 177,988 of the shares are held by Milfam I L.P. and 1,704,428 of the shares are held by Milfam II L.P.